Exhibit 99.1

PRESS RELEASE
Investor Contact:
AngioDynamics, Inc.
Stephen Trowbridge, Executive Vice President & CFO
(518) 795-1408
AngioDynamics Reports Fiscal 2023 Second Quarter Financial
Results; Reaffirms Guidance
Fiscal Year 2023 Second Quarter Highlights
●	Net sales of $85.4 million increased 9.1% compared to the prior-year quarter
○	Med Tech net sales of $24.5 million increased 29.7%
○	Med Device net sales of $60.9 million increased 2.6%
●	Gross margin of 52.8% increased 100 basis points year over year
●	GAAP loss per share of $0.21 and adjusted earnings per share of $0.01
Latham, New York, January 5, 2023 – AngioDynamics, Inc. (NASDAQ: ANGO), a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options and improving quality of life for patients, today announced financial results for the second quarter of fiscal year 2023, which ended November 30, 2022.
“We drove strong performance during the second quarter, and we believe our results through the first half of the year position us well to achieve our full-year targets,” commented Jim Clemmer, President and Chief Executive Officer of AngioDynamics, Inc. “I am pleased with the way the team has managed through the current macro environment as we continue to execute on our strategy of pursuing attractive markets where our med tech platforms possess a differentiated technology advantage. In addition, I am thrilled that we have surpassed the mid-point of our enrollment target on our Preserve study during the quarter, as we continue to progress toward our goal of offering treatment options aimed at improving quality of life for prostate cancer patients.”

Second Quarter 2023 Financial Results
Net sales for the second quarter of fiscal 2023 were $85.4 million, an increase of 9.1% compared to the prior-year quarter. Foreign currency translation did not have a significant impact on the Company's net sales in the quarter.
Med Tech net sales were $24.5 million, a 29.7% increase from the prior-year period. Med Tech includes the Auryon peripheral atherectomy platform, the thrombus management platform and the NanoKnife irreversible electroporation platform. Growth was driven by Auryon sales during the quarter of $10.1 million, which increased 60.6%, and NanoKnife sales of $5.5 million, which increased 49.5% compared to the second quarter of fiscal 2022. NanoKnife disposable sales were $4.2 million, which increased 45.4% compared to the second quarter of fiscal 2022.
Med Device net sales were $60.9 million, an increase of 2.6% compared to the prior-year period.
U.S. net sales in the second quarter of fiscal 2023 were $71.6 million, an increase of 9.6% from $65.4 million a year ago. International net sales were $13.8 million, an increase of 6.7% compared to a year ago.
Gross margin for the second quarter of fiscal 2023 was 52.8%, an increase of 100 basis points compared to the second quarter of fiscal 2022. Gross margin for the Med Tech business was 63.7%, a decline of 290 basis points from the second quarter of fiscal 2022.  Gross margin for the Med Device business was 48.4%, an increase of 130 basis points compared to the second quarter of fiscal 2022.  Gross margin was negatively impacted by macro forces including labor shortages and increased costs for labor, raw materials and freight.
The Company recorded a net loss of $8.5 million, or a loss per share of $0.21, in the second quarter of fiscal 2023. This compares to a net loss of $8.4 million, or a loss per share of $0.21, a year ago.
Excluding the items shown in the non-GAAP reconciliation table below, adjusted net income for the second quarter of fiscal 2023 was $0.4 million, and adjusted earnings per share was $0.01, compared to adjusted net loss of $0.9 million and adjusted loss per share of $0.02 in the prior-year period.
Adjusted EBITDA in the second quarter of fiscal 2023, excluding the items shown in the reconciliation table below, was $7.5 million, compared to adjusted EBITDA of $4.4 million in the second quarter of fiscal 2022.
In the second quarter of fiscal 2023, the Company generated $7.5 million in operating cash, had capital expenditures of $1.3 million and had additions to Auryon placement and evaluation units of $1.2 million.

On November 30, 2022, the Company had $29.9 million in cash and cash equivalents, compared to $28.8 million in cash and cash equivalents on May 31, 2022. The Company had $25.0 million outstanding on the delayed-draw term loan and $25.0 million outstanding under its revolving credit facility at November 30, 2022.
Six Months Financial Results
For the six months ended November 30, 2022:
Net sales were $167.0 million, an increase of 7.5%, compared to $155.3 million for the same period a year ago.
Med Tech net sales were $47.3 million, a 29.7% increase from the prior year period. Med Device net sales were $119.6 million, an increase of 0.7% from the prior year period.
Gross margin increased 30 basis points to 52.3% from 52.0% a year ago.
The Company’s net loss was $21.5 million, or a loss of $0.55 per share, compared to a net loss of $15.3 million, or a loss of $0.39 per share, a year ago.
Excluding the items shown in the non-GAAP reconciliation table, below, adjusted net loss was $2.1 million, with adjusted loss per share of $0.05, compared to adjusted net loss and adjusted loss per share of $1.7 million, and $0.04, respectively, a year ago.
Adjusted EBITDA, excluding the items shown in the reconciliation table below, was $10.4 million, compared to $8.0 million for the same period a year ago.
Fiscal Year 2023 Financial Guidance
Management is reaffirming its previously issued fiscal year 2023 guidance.  Management expects net sales to be in the range of $342 to $348 million, gross margin to be approximately 52.5% to 54.5% and adjusted earnings per share in the range of $0.01 to $0.06 as it continues to invest in new product launches to drive future growth.
Conference Call
The Company's management will host a conference call today at 8:00 a.m. ET to discuss its second quarter results.

To participate in the conference call, dial 1-877-407-0784 (domestic) or +1-201-689-8560 (international) and refer to the passcode 13734978.
This conference call will also be webcast and can be accessed from the “Investors” section of the AngioDynamics website at www.angiodynamics.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.
A recording of the call will also be available from 11:00 a.m. ET on Thursday, January 5, 2023, until 11:59 p.m. ET on Thursday, January 12, 2023. To listen to this recording, dial 1-844-512-2921 (domestic) or +1-412-317-6671 (international) and enter the passcode 13734978.
Use of Non-GAAP Measures
Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported adjusted EBITDA, adjusted net income and adjusted earnings per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics' performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics' underlying business. Management encourages investors to review AngioDynamics' financial results prepared in accordance with GAAP to understand AngioDynamics' performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics' financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.
About AngioDynamics, Inc.
AngioDynamics is a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options and improving quality of life for patients.
The Company’s innovative technologies and devices are chosen by talented physicians in fast-growing healthcare markets to treat unmet patient needs. For more information, visit www.angiodynamics.com.

Safe Harbor
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," “projects”, "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ materially from AngioDynamics' expectations, expressed or implied. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the scale and scope of the COVID-19 global pandemic, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions (including inflation, labor shortages and supply chain challenges including the cost and availability of raw materials), the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to obtain regulatory clearances or approval of its products, or to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2022. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.
In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	Nov 30, 2022	Nov 30, 2021	Nov 30, 2022	Nov 30, 2021
	(unaudited)		(unaudited)

Net sales	$85,429	$78,280	$166,966	$155,251
Cost of sales (exclusive of intangible amortization)	40,351	37,725	79,583	74,557
Gross profit	45,078	40,555	87,383	80,694
% of net sales	52.8%	51.8%	52.3%	52.0%

Operating expenses
Research and development	6,838	8,199	15,171	15,593
Sales and marketing	26,007	23,606	52,550	48,052
General and administrative	10,835	9,678	20,936	18,621
Amortization of intangibles	4,808	4,889	9,645	9,710
Change in fair value of contingent consideration	1,646	609	1,857	804
Acquisition, restructuring and other items, net	3,059	2,253	8,640	4,693
Total operating expenses	53,193	49,234	108,799	97,473
Operating loss	(8,115)	(8,679)	(21,416)	(16,779)
Interest expense, net	(684)	(174)	(1,065)	(330)
Other expense, net	(252)	(10)	(427)	(362)
Total other expense, net	(936)	(184)	(1,492)	(692)
Loss before income tax benefit	(9,051)	(8,863)	(22,908)	(17,471)
Income tax benefit	(565)	(512)	(1,418)	(2,148)
Net loss	$(8,486)	$(8,351)	$(21,490)	$(15,323)

Loss per share
Basic	$(0.21)	$(0.21)	$(0.55)	$(0.39)
Diluted	$(0.21)	$(0.21)	$(0.55)	$(0.39)

Weighted average shares outstanding
Basic	39,490	39,053	39,394	38,893
Diluted	39,490	39,053	39,394	38,893

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Loss to non-GAAP Adjusted Net Income (Loss):

	Three Months Ended		Six Months Ended
	Nov 30, 2022	Nov 30, 2021	Nov 30, 2022	Nov 30, 2021
	(unaudited)		(unaudited)

Net loss	$(8,486)	$(8,351)	$(21,490)	$(15,323)

Amortization of intangibles	4,808	4,889	9,645	9,710
Change in fair value of contingent consideration	1,646	609	1,857	804
Acquisition, restructuring and other items, net (1)	3,059	2,253	8,640	4,693
Tax effect of non-GAAP items (2)	(671)	(256)	(782)	(1,627)
Adjusted net income (loss)	$356	$(856)	$(2,130)	$(1,743)

Reconciliation of Diluted Loss Per Share to non-GAAP Adjusted Diluted Earnings (Loss) Per Share:

	Three Months Ended		Six Months Ended
	Nov 30, 2022	Nov 30, 2021	Nov 30, 2022	Nov 30, 2021
	(unaudited)		(unaudited)

Diluted loss per share	$(0.21)	$(0.21)	$(0.55)	$(0.39)

Amortization of intangibles	0.12	0.13	0.24	0.25
Change in fair value of contingent consideration	0.04	0.02	0.05	0.02
Acquisition, restructuring and other items, net (1)	0.08	0.05	0.23	0.12
Tax effect of non-GAAP items (2)	(0.02)	(0.01)	(0.02)	(0.04)
Adjusted diluted earnings (loss) per share	$0.01	$(0.02)	$(0.05)	$(0.04)

Adjusted diluted sharecount (3)	40,059	39,053	39,394	38,893

(1) Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.
(2) Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for the periods ended November 30, 2022 and 2021.

(3) Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Loss to Adjusted EBITDA:

	Three Months Ended		Six Months Ended
	Nov 30, 2022	Nov 30, 2021	Nov 30, 2022	Nov 30, 2021
	(unaudited)		(unaudited)

Net loss	$(8,486)	$(8,351)	$(21,490)	$(15,323)

Income tax benefit	(565)	(512)	(1,418)	(2,148)
Interest expense, net	684	174	1,065	330
Depreciation and amortization	7,767	7,240	15,388	14,199
Change in fair value of contingent consideration	1,646	609	1,857	804
Stock based compensation	3,350	3,008	6,374	5,437
Acquisition, restructuring and other items, net (1)	3,059	2,253	8,640	4,693
Adjusted EBITDA	$7,455	$4,421	$10,416	$7,992

Per diluted share:
Adjusted EBITDA	$0.19	$0.11	$0.26	$0.21

(1) Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Three Months Ended					Six Months Ended
	Nov 30, 2022	Nov 30, 2021	% Growth	Currency Impact	Constant Currency Growth	Nov 30, 2022	Nov 30, 2021	% Growth	Currency Impact	Constant Currency Growth

	(unaudited)					(unaudited)
Net Sales
Med Tech	$24,502	$18,886	29.7%			$47,318	$36,493	29.7%
Med Device	60,927	59,394	2.6%			119,648	118,758	0.7%
	$85,429	$78,280	9.1%	0.6%	9.7%	$166,966	$155,251	7.5%	0.6%	8.1%

Net Sales by Geography
United States	$71,631	$65,350	9.6%			$140,655	$129,814	8.4%
International	13,798	12,930	6.7%	3.5%	10.2%	26,311	25,437	3.4%	3.6%	7.0%
	$85,429	$78,280	9.1%	0.6%	9.7%	$166,966	$155,251	7.5%	0.6%	8.1%

GROSS PROFIT BY PRODUCT CATEGORY
(in thousands)

	Three Months Ended			Six Months Ended
	Nov 30, 2022	Nov 30, 2021	% Change	Nov 30, 2022	Nov 30, 2021	% Change
	(unaudited)			(unaudited)
Med Tech	$15,614	$12,578	24.1%	$30,043	$24,095	24.7%
Gross profit % of sales	63.7%	66.6%		63.5%	66.0%

Med Device	$29,464	$27,977	5.3%	$57,340	$56,599	1.3%
Gross profit % of sales	48.4%	47.1%		47.9%	47.7%

Total	$45,078	$40,555	11.2%	$87,383	$80,694	8.3%
Gross profit % of sales	52.8%	51.8%		52.3%	52.0%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	Nov 30, 2022	May 31, 2022
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$29,857	$28,825
Accounts receivable, net	52,852	52,304
Inventories	63,177	51,392
Prepaid expenses and other	12,944	10,824
Total current assets	158,830	143,345
Property, plant and equipment, net	45,957	45,005
Other assets	10,722	10,963
Intangible assets, net	141,943	152,380
Goodwill	200,755	201,058
Total assets	$558,207	$552,751
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$34,688	$28,047
Accrued liabilities	26,533	34,842
Current portion of contingent consideration	9,760	8,783
Other current liabilities	2,586	2,652
Total current liabilities	73,567	74,324
Long-term debt	49,796	25,000
Deferred income taxes	14,290	16,037
Contingent consideration	9,072	8,165
Other long-term liabilities	3,524	4,736
Total liabilities	150,249	128,262
Stockholders' equity	407,958	424,489
Total Liabilities and Stockholders' Equity	$558,207	$552,751

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	Nov 30, 2022	Nov 30, 2021	Nov 30, 2022	Nov 30, 2021
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net loss	$(8,486)	$(8,351)	$(21,490)	$(15,323)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,818	7,279	15,478	14,276
Non-cash lease expense	627	607	1,248	1,209
Stock based compensation	3,350	3,008	6,374	5,437
Change in fair value of contingent consideration	1,646	609	1,857	804
Deferred income taxes	(618)	(569)	(1,525)	(2,259)
Change in accounts receivable allowances	347	60	392	16
Fixed and intangible asset impairments and disposals	—	67	87	97
Other	53	(32)	(43)	(78)
Changes in operating assets and liabilities:
Accounts receivable	406	(2,886)	(1,019)	(2,922)
Inventories	(5,593)	1,148	(11,831)	478
Prepaid expenses and other	1,802	(830)	(3,931)	(4,184)
Accounts payable, accrued and other liabilities	6,147	1,831	(2,843)	(4,514)
Net cash provided by (used in) operating activities	7,499	1,941	(17,246)	(6,963)
Cash flows from investing activities:
Additions to property, plant and equipment	(1,281)	(1,131)	(2,090)	(2,152)
Additions to placement and evaluation units	(1,215)	(2,718)	(3,442)	(7,189)
Cash paid in acquisition	—	—	(540)	(3,600)
Net cash used in investing activities	(2,496)	(3,849)	(6,072)	(12,941)
Cash flows from financing activities:
Proceeds from borrowings on long-term debt	—	—	70,000	5,000
Repayment of long-term debt	—	—	(45,000)	—
Deferred financing costs on long-term debt	(45)	—	(751)	—
Proceeds from exercise of stock options and employee stock purchase plan	148	942	230	1,388
Net cash provided by financing activities	103	942	24,479	6,388
Effect of exchange rate changes on cash and cash equivalents	187	(215)	(129)	(354)
Increase (decrease) in cash and cash equivalents	5,293	(1,181)	1,032	(13,870)
Cash and cash equivalents at beginning of period	24,564	35,472	28,825	48,161
Cash and cash equivalents at end of period	$29,857	$34,291	$29,857	$34,291